As filed with the Securities and Exchange Commission on June 30, 1997. Registration No. 333-
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                        _________________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ACTIVE VOICE CORPORATION
             (Exact name of Registrant as specified in its charter)

           WASHINGTON                                          91-1235111
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                          Identification No.)

                          2901 THIRD AVENUE, SUITE 500
                         SEATTLE, WASHINGTON 98121-9800
                    (Address of principal executive offices)

                            ACTIVE VOICE 401(k) PLAN
                            (Full title of the plan)

                                  JOSE S. DAVID
                             CHIEF FINANCIAL OFFICER
                          2901 THIRD AVENUE, SUITE 500
                         SEATTLE, WASHINGTON 98121-9800
                     (Name and address of agent for service)

                                 (206) 441-4700

          (Telephone number, including area code, of agent for service)


-------------------------------------------------------------------------------------------------------------------
                                                                                PROPOSED MAXIMUM       AMOUNT OF
   TITLE OF SECURITIES TO BE       AMOUNT TO           PROPOSED MAXIMUM         AGGREGATE OFFERING     REGISTRATION
         REGISTERED              BE REGISTERED   OFFERING PRICE PER SHARE(1)           PRICE              FEE(1)
-------------------------------------------------------------------------------------------------------------------
Common Stock,  no par value     100,000 shares             $ 12.5625                $ 1,256,250.00        $ 381.00
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

(1) The proposed maximum offering price per share and the registration fee were calculated in accordance with rule 457(c) and (h) based on the average of the high and low prices for shares of the registrant's Common Stock on June 26, 1997, as quoted by the Nasdaq National Market, which was $12.5625 per share.


In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.



                        Exhibit Index begins at page II-7

PART II.INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

Active Voice Corporation (the "Registrant") and the Active Voice 401(k) Plan (the "Plan") hereby incorporate by reference into this Registration Statement the documents listed in (a) through (d) below.

     (a)  The Registrant's latest Annual Report on Form 10-K filed pursuant to
          Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the Company's fiscal year ended
          March 31, 1997.

     (b) The Plan's latest annual report on Form 11-K filed pursuant to Section 15(d) of the Exchange Act for the Plan's fiscal year ended March 31, 1997.

     (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of the Form 10-K referred to in (a) above.

     (d) The description of the Registrant's Common Stock set forth in the Registration Statement on Form 8-A filed by the Registrant with the Securities and Exchange Commission on November 4, 1993, under Section 12(g) of the Exchange Act

All documents filed by the Registrant pursuant to Section 13(a), 14, or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

None.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended. Section 5.5 of the Registrant's Restated Articles of Incorporation and Article 10 of the Registrant's Restated Bylaws provide for indemnification of the Registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law. The directors and officers of the Registrant also may be indemnified against liability they may incur for serving in that capacity pursuant to one or more liability insurance policies maintained by the Registrant for such purpose. The Registrant currently maintains a policy of directors' and officers' liability insurance with an aggregate coverage limit of $1 million.

     Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Section 5.5 of the Registrants Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.   EXHIBITS.

Exhibit Number
--------------
     4.1        Active Voice 401(k) Plan
     5.1        Opinion of Graham and James L.L.P./ Riddell Williams P.S.
     23.1 Consent of Graham and James L.L.P./ Riddell Williams P.S.(included in Exhibit 5.1)
     23.2       Consent of Ernst & Young LLP
     24.1       Power of Attorney (See page II-6 of this Registration Statement)

     The Registrant hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS to qualify the Plan.

ITEM 9.   Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Exchange Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Seattle, Washington on this 23rd day of June 1997.

                         ACTIVE VOICE CORPORATION, Plan Administrator of the Active Voice 401(k) Plan


                         By    /s/ Jose S. David
                              ------------------------------------
                              Jose S. David
                              Chief Financial Officer

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Seattle, Washington on this 23rd day of June, 1997.

                              ACTIVE VOICE CORPORATION


                              By    /s/ Jose S. David
                                 --------------------------
                                   Jose S. David
                                   Chief Financial Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Robert
L. Richmond and Jose S. David, or either of them, his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


          SIGNATURE                          TITLE                                     DATE
          ---------                          -----                                     ----

  /s/ Robert L. Richmond         Chief Executive Officer and Chairman               June 23, 1997
---------------------------      of the Board
  Robert L. Richmond             (Principal Executive Officer)

  /s/  Robert C. Greco           Chief Technology Officer, Secretary,               June 23, 1997
---------------------------      Treasurer and Director
  Robert C. Greco

  /s/  Jose S. David             Chief Financial Officer                            June 23, 1997
---------------------------      (Principal Financial and
  Jose S. David                  Accounting Officer)

  /s/  Tom A. Alberg             Director                                           June 23, 1997
---------------------------
  Tom A. Alberg

  /s/  Harold H. Kawaguchi       Director                                           June 23, 1997
---------------------------
  Harold H. Kawaguchi

EXHIBIT NUMBER                   EXHIBIT                                   PAGE
--------------                   -------                                   ----

     4.1            Active Voice 401(k) Plan

     5.1            Opinion of Graham and James L.L.P.
                    / Riddell Williams P.S.

     23.1           Consent of Graham and James L.L.P.
                    / Riddell Williams P.S. (included in Exhibit 5.1)

     23.2           Consent of Ernst & Young LLP

     24.1           Power of Attorney (See page II-6 of
                    this Registration Statement)